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                                                                   Exhibit 23.15

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Genera Enterprises, Inc. and Affiliated Company (and to all references to our firm) included in or made a part of this Registration Statement.

Baltimore, Maryland
February 3, 1998